AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made effective as of January 25, 2010 (the “Effective Date”) by and between Robert Aldrich (“Aldrich” or the “Executive”) and American Defense Systems, Inc. (“ADSI” or the “Company”).

WHEREAS, ADSI and Aldrich have previously entered into an employment agreement dated August 1, 2008 (the “Employment Agreement”); and

WHEREAS, ADSI and Aldrich desire to amend the Employment Agreement between the parties.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, ADSI and Aldrich hereby agree as follows:

1.           Section 3.4 of the Employment Agreement (Stock), is hereby amended and restated as follows:

Stock Options.  Subject to approval by the Company’s Board of Directors (the “Board”) and its Compensation Committee (“Committee”), as further compensation for Executive’s services hereunder, the Company shall grant to Executive, effective as of the date of the Amendment, a nonqualified option to purchase 100,000 shares of the Company’s common stock, the terms of which shall be set forth in a stock option agreement issued pursuant to, and subject to, the terms of the Company’s 2007 Incentive Compensation Plan (as amended from time to time, the “Plan”).  The option will become exercisable according to a vesting schedule pursuant to which forty percent (40%) of the option shall be immediately vested as of the option grant date and twenty percent (20%) of the option shall vest annually commencing on the first one-year anniversary of the option grant date.  The initial per share exercise price of the option shall equal the fair market value of a share of the Company’s common stock on the date of the grant, as determined by the Committee in accordance with terms of the Plan.

2.           Confirmation of the Employment Agreement.  Except as amended hereby, all of the terms of the Employment Agreement shall remain and continue in full force and effect and are hereby confirmed in all respects, and all references to the Employment Agreement and the Amendment To Employment Agreement shall be deemed to refer to the Employment Agreement as amended hereby.

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IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date set forth above.

American Defense Systems, Inc.

By:	/s/ Anthony Piscitelli
Name: Anthony Piscitelli
Title: CEO

By:	/s/ Robert Aldrich
Robert Aldrich